Exhibit 99.1

Contact	David McCrary
TransUnion Holding Company, Inc.
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Announces Offering of $400 Million Senior Secured Notes

CHICAGO, October 23, 2012

TransUnion Holding Company, Inc. (“TransUnion”) today announced that it intends to offer $400 million aggregate principal amount of senior PIK toggle notes due 2018 (the “Notes”). Actual terms of the Notes, including interest rate and redemption provisions, will depend on market conditions at the time of pricing. TransUnion will use the proceeds from the offering to make a one-time dividend or other distribution as a return of capital to its shareholders.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements, including, without limitation, the factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Prospectus filed with the Securities and Exchange Commission on September 6, 2012.